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                                Exhibit - 99

                                                                    APPENDIX A

EXPLANATORY NOTE: LAWSON PRODUCTS, INC. INCENTIVE STOCK PLAN, AS AMENDED, IS FILED HEREWITH PURSUANT TO ITEM 10 OF SCHEDULE 14A AND IS NOT PART OF THE PROXY STATEMENT.

                              LAWSON PRODUCTS, INC.
                         INCENTIVE STOCK PLAN, AS AMENDED

1. PURPOSE. The Lawson Products, Inc. Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers, key employees and directors of Lawson Products, Inc. (the "Company") and its subsidiaries, by providing them opportunities to acquire Common Stock of the Company ("Common Stock") or monetary or stock payments based on the increased value of such shares pursuant to the benefits described herein.

2. ADMINISTRATION. The Plan will be administered by the Incentive Stock Committee (the "Committee") of the Board of Directors of the Company, consisting of not less than two non-employee directors within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3, as the Board may designate from time to time.

3. PARTICIPANTS. Participants will consist of such key employees (including officers) and directors of the Company or its subsidiaries as the Committee in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits (as hereinafter defined) under the Plan; provided, however, that any person who owns beneficially more than 10 percent of the outstanding Common Stock of the Company shall not be eligible to be a participant in the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year, or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits. Any determination by the Committee of the type, amount and terms of a participant's Benefits shall in all cases be subject to the ratification by the Board of Directors.

4. TYPES OF BENEFITS. Benefits under the Plan ("Benefits") may be granted in any one or a combination of (a) Stock Options; (b) Stock Appreciation Rights; and (c) Stock Awards, all as described below.

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5.  SHARES RESERVED UNDER THE PLAN.  There is hereby reserved for issuance under the Plan an aggregate of 647,777* shares of Common Stock, which may be authorized but unissued or treasury shares. Any shares subject to Stock Options or Stock Appreciation Rights, or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights, or awards under this Plan if there is a lapse, expiration or termination of any such options, rights or awards prior to issuance of the shares or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by Company without consideration pursuant to rights reserved by the Company upon issuance thereof. The maximum number of shares of Common Stock with respect to which options or Stock Appreciation Rights may be granted during any calendar year to any one participant under this Plan shall not exceed sixty thousand (60,000) shares, subject to adjustment as provided in Section 10.

6. STOCK OPTIONS. Stock Options will consist of options to purchase shares of Common Stock at purchase prices not less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. Stock Options may be "incentive stock options" under Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). No option will be exercisable later than twelve years after the date it is granted. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its sole discretion set forth in such option at the date of grant, including but not limited to limitations on exercisability following termination of the participant's employment or directorship. Options may provide that they may be exercised by payment of the purchase price in cash and/or by surrendering or delivering to the Company shares of Common Stock of the Company equal in value (based upon their Fair Market Value on the date of surrender or delivery) to such purchase price, or the portion thereof so paid; provided, however, that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. All of the shares of Common Stock reserved for issuance hereunder may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Options designated as Incentive Stock Options that fail to meet the requirements of Section 422 of the Internal Revenue Code shall be redesignated as nonqualified options for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation

---------------
* at March 1, 1999.

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Right to the holder of any Stock Option granted hereunder. Stock Appreciation
Rights may also be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

     (a) A Stock Appreciation Right relating to a Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option granted hereunder may be made part of such option only at the time of its grant;

     (b) Each Stock Appreciation Right will entitle the holder to receive (in the case of a right issued in relation to a Stock Option), in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) up to 100% (or such lesser percentage as determined by the Committee) of the excess of

          (i) the Fair Market Value per share of the Company's Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

          (ii)  the aggregate option price for such number of shares.

     In the case of a right issued independently of any Stock Option, the holder will be entitled to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised, which appreciation shall be measured from not less than 100% of the Fair Market Value of the Common Stock on the date the right is granted.

     (c) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the end of the term of the related option, if any, or (ii) twelve years after it was granted. Payment of such appreciation shall be made in cash or Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is exercised.

     (d) Upon exercise of a Stock Appreciation Right, the option (or portion thereof), if any, with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

     (e) Upon exercise of a Stock Appreciation Right, the number of shares issuable under the Plan (and the related option, if any) shall be reduced by the number of shares with respect to which such right is exercised.

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8.  FAIR MARKET VALUE.  For purposes of this Plan and any options awarded hereunder, the Fair Market Value of Common Stock shall be the mean between the highest and lowest sale prices for the Company's Common Stock as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such shares of Common Stock is primarily traded) on the date of calculation (or on the next preceding trading date if shares of Common Stock were not traded on the date of calculation); provided, however, that if the Company's Common Stock is not at any time readily tradeable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Common Stock of the Company.

9. STOCK AWARDS. Stock Awards will consist of Common Stock transferred to participants at such prices less than Fair Market Value (or without other payment therefor) as additional compensation for services to the Company and its subsidiaries. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment or directorship within specified periods.

10.  ADJUSTMENTS PROVISIONS.

     (a) If the Company shall at anytime change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Benefit shall not be changed.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization in which the Company is a continuing corporation upon such terms and conditions as it may deem appropriate.

     (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "acquisition"):

          (i) any participant to whom a Stock Option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon

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          exercise thereof the acquisition consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such acquisition;

          (ii) any participant to whom a Stock Appreciation Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate Fair Market Value on the applicable date (as set forth in such right) of the acquisition consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right.

11. NONTRANSFERABILITY. (a) Each Benefit granted under the Plan shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant during employment or while acting as a director, each Benefit theretofore granted to him shall be exercisable only within one year after his death (but not beyond the stated duration of the Benefit) and then only:

     (i) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

     (ii) To the extent that the deceased participant was entitled to do so at the date of his death.

(b) Notwithstanding Section 11(a), in the discretion of the Committee, Benefits granted hereunder may be transferred to members of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such family members, or to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, but only if the Benefit expressly so provides.

12. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, the prior ownership or the purchase of Common Stock, restrictions on resale or other disposition, provisions to comply with federal and state securities laws, or understandings or conditions as to the participant's employment or continuation as a director in addition to those specifically provided for under the Plan.

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13.  RULES.  The Committee may establish such rules and regulations as it considers desirable for the administration of the Plan.

14. MANNER OF ACTION BY COMMITTEE. A majority of the members of the Committee qualified to act on a question may act by meeting or by writing signed without meeting and may execute, or delegate to one of its members authority to execute, any instrument or document required. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

15. TAXES. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Benefit if any such tax, charge or assessment may be pending until indemnified to its satisfaction. When a participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of options or other Benefits, the Committee may, in its discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount required to be withheld. The election must be made on or before the date that the amount of tax to be withheld is determined.

16. TENURE. A participant's rights, if any, to continue to serve the Company and its subsidiaries as an officer, employee, director or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

17. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after December 16, 1996; provided, however, that the terms and conditions applicable to any Benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, Stock Options or other Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any benefit previously or hereafter granted to him under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; (ii) change the minimum purchase price, if any, of Common Stock which

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may be made subject to Benefits under the Plan; or (iii) modify the requirements as to eligibility for Benefits under the  Plan.






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